                                                                   Exhibit 4.1.2

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED

No. ____                                                     $________________

                                                             CUSIP ___________


                               USA EDUCATION, INC.

                           MEDIUM TERM NOTE, SERIES A
                          DUE ______________ ___, 20__
                                  (FIXED RATE)



Original Issue Date:  ___________ ___, 20___                    Interest Rate:  ________%

Principal Payment Date(s):                                      Interest Payment Dates: *

Maturity Date: ___________ ___, 20___                           Interest Accrual Period: **

Optional Repayment Date(s):                                     Maximum Interest Rate: Maximum
                                                                permitted by law

Redeemable On and After:                                        Accrual Method:  Actual/360

* _________, _________, _________and _________of each year, except that the first Interest Payment Date is _________, 20___, and the Maturity Date.
** The period from and including the previous Interest Payment Date (or Original Issue Date, in the case of the first Interest Accrual Period) through the calendar day before current Interest Payment Date (or Maturity Date, in the case of the last Interest Accrual Period).

         USA EDUCATION, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns on each Principal Payment Date, if any, and on the Maturity Date, as applicable, the principal amount then due and payable as shown above and interest on the principal amount stated above at the rate PER ANNUM equal to the Interest Rate shown above, until the principal hereof is fully paid or duly made available for payment. The Company hereby promises to pay on each Interest Payment Date the interest, if any, then due and payable, and on the Maturity Date, PROVIDED if any Interest Payment Date, other than the Maturity Date, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next calendar day that is a Business Day. If the Maturity Date is a day that is not a Business Day, principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date, and no interest on such payment shall accrue from or after the Maturity Date. "Business Day" means any day other than a Saturday, Sunday or Legal Holiday in New York City.

         The interest so payable, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, PROVIDED that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. The "Regular Record Date" for each payment is [the date one calendar day immediately preceding such Interest Payment Date, Principal Payment Date or Maturity Date][or the date specified in the Pricing Supplement for the Note]. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company shall pay interest at the applicable interest rate on overdue principal and, to the extent permitted by law, on overdue interest.

         Payments of principal and interest will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address shall appear in the register for this Note, PROVIDED that so long as this Note is represented by a Global Security, each payment shall be made by wire transfer of immediately available funds, if the registered holder has provided the Trustee appropriate instructions for such payment.

         The principal hereof and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

         This Note shall be governed by and construed in accordance with the law of the State of New York.

         Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                      Dated: _________ ___, 20__


                                          USA EDUCATION, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                               CERTIFICATE OF AUTHENTICATION

                          This is one of the Notes referred to in the
within-mentioned Indenture.


                                          THE CHASE MANHATTAN BANK, as Trustee


                                          By:
                                             -----------------------------------
                                                      Authorized Signature

                                [Reverse of Note]

                               USA EDUCATION, INC.

                           MEDIUM TERM NOTE, SERIES A

                           DUE ____________ ___, 20___

                                  (FIXED RATE)

         This Note is one of a duly authorized issue of notes of the Company issued under the Indenture, dated as of October 1, 2000 (the "Base Indenture"), as amended or supplemented prior to the date hereof (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture.

         This Note is designated as a Medium Term Note, Series A due ___________ ___, 20___. The Interest Accrual Period for each Interest Payment Date begins on each Interest Payment Date and ends on the calendar day before the next Interest Payment Date, PROVIDED that the first Interest Accrual Period begins on ___________ ___, 20__ and ends on ___________ ___, 20__, the calendar day before the first Interest Payment Date. The interest rate in effect during each Interest Accrual Period will be the Interest Rate specified on the face hereof. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. All percentages resulting from any calculations will be carried to five decimal places (that is, to the one hundred-thousandths place), with the five one-millionths being rounded upwards, if necessary. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

         The Trustee shall calculate the interest payable hereon in accordance with the foregoing and will confirm in writing such calculation to the Company and the Paying Agent (if other than the Trustee) immediately after each determination. All determinations made by the Trustee shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and Holders of the Notes.

         If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the

Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -        as tenants in common

TEN ENT           -        as tenants by the entireties

JT TEN            -        as joint tenants with right of survivorship and not
                           as tenants in common

UNIF GIFT MIN ACT - ________________________ Custodian ________________________
                            (Cust)                               (Minor)

                        Under Uniform Gifts to Minors Act


                         -------------------------------------

                         ------------------------------(State)

Additional abbreviations may also be used though not in the above list.

                         ------------------

                                   Assignment

                       FOR VALUE RECEIVED, the undersigned
                       hereby sell(s), assign(s) and transfer(s) unto

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________          ________________________________



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                  (Signature Guarantee)